                                                 Contact:  Geoffrey Davis
                                                             702-699-5037

                 PARK PLACE ENTERTAINMENT CORPORATION REPORTS FOURTH
                            QUARTER AND YEAR END 1998 RESULTS


LAS VEGAS, NEVADA-February 4, 1999 - Park Place Entertainment Corporation (NYSE:PPE) announces fourth quarter and year end 1998 results.

On December 31, 1998, Park Place Entertainment Corporation (the Company) was created through the tax-free distribution of Hilton Hotels Corporation's gaming division to its shareholders and the subsequent merger with the Mississippi operations of Grand Casinos, Inc. (the Grand Properties). The financial information herein is presented on a pro forma basis as if the December 31, 1998 distribution by Hilton and subsequent merger with the Grand Properties had occurred on January 1, 1997. The Company believes the pro forma information is a more meaningful presentation than the historical results for comparative reasons.

Pro forma net revenues for the Company were $712 million for the quarter ended December 31, 1998, a 4 percent increase over net revenues of $685 million in the fourth quarter 1997. For the year, net revenues came in at $2.9 billion, an 8 percent increase from the prior year.

Fourth quarter 1998 pro forma earnings before interest, taxes, depreciation and amortization and non-cash items (EBITDA) were $139 million, up 3 percent from 1997. For the year ended December 31, 1998, EBITDA increased 10 percent to $683 million from $619 million in the prior year. The full-year increase was driven primarily by operating improvements and additional rooms in the Eastern, Mid-South and International Regions, while the Western Region was flat with the prior year, despite challenging market conditions.

The Company reported fourth quarter earnings, before non-recurring charges, of $16 million, or $0.05 per diluted share compared to 1997 fourth quarter earnings, before non-recurring charges, of $22 million or $0.07 per share. After the non-recurring charges, diluted earnings per share for the fourth quarter of 1998 were $0.02 versus a loss of ($0.14) per share in 1997.

For the year, earnings before non-recurring charges were $149 million or $0.49 per diluted share in 1998 compared to $148 million or $0.48 per diluted share in 1997. Including non-recurring charges, the 1998 earnings were $139 million or $0.45 per diluted share compared to $82 million or $0.26 per diluted share in 1997.

Results in 1998 and 1997 were impacted by one-time pre-tax charges totaling $16 million and $102 million, respectively, associated with the write-down of riverboat assets. In both years, the charges were taken in the fourth quarter.

"We are very excited to have our first earnings report as an independent company," said Arthur Goldberg, president and CEO. He went on to say, "We have a collection of leading assets in great locations in the three primary gaming markets in the United States. Our geographic diversification, when combined with our strong balance sheet, gives us a competitive advantage."

WESTERN REGION

The Las Vegas Hilton reported EBITDA of $9 million in the fourth quarter 1998, compared with last year's $10 million due to a decrease in table game drop, partially offset by improved hold percentage. For the year, the Las Vegas Hilton reported an EBITDA increase of 29 percent to $58 million, due primarily to an increase in high-end domestic table game play and more effective management of individual operating departments.

Bally's Las Vegas reported EBITDA of $17 million for the fourth quarter of 1998, down from $24 million in 1997's fourth quarter. For the year, Bally's reported $84 million of EBITDA compared to $93 million in 1997. For both the quarter and the year, the property was negatively impacted by a decrease in the table game hold percentage and higher operating costs per occupied room.

The Flamingo Hilton-Las Vegas reported fourth quarter EBITDA of $29 million, relatively flat with fourth quarter 1997 results, as casino and hotel results were comparable with the prior year's fourth quarter. In 1998, the property generated $106 million in EBITDA compared with the $109 million reported for 1997.

EASTERN REGION

The Atlantic City Hilton generated $6 million in EBITDA for the fourth quarter, up from $5 million in the fourth quarter 1997. Full year results increased 28 percent to $37 million from $29 million in 1997. Improved performance in both the quarter and the year was driven primarily by reduced promotional spending and the new 300 room hotel tower completed in the second half of 1997.

Bally's Park Place report EBITDA of $27 million for the fourth quarter, down 13 percent from the prior year's results due to increased marketing and promotional expenses. For the full year, EBITDA from Park Place was $157 million compared to $155 million in 1997.

MID-SOUTH REGION

Grand Biloxi reported EBITDA of $17 million for the fourth quarter up 31 percent from the fourth quarter 1997. Full year results were up 30 percent from $60 million in 1997 to $78 million in 1998. The improved performance in both the quarter and the year was fueled by the addition of 500 hotel rooms in February 1998.

Grand Gulfport reported $9 million in EBITDA for the fourth quarter, up 29 percent from a year ago. For the year, EBITDA increased to $39 million from $35 million in 1997. The increase were driven by improved operating margins.

Grand Tunica's fourth quarter EBITDA was $11 million, a 10 percent increase from the prior year's fourth quarter. Full year results were up 18 percent, with EBITDA increasing to $46 million from $39 million. Improvements in both the quarter and the year resulted primarily from the rooms addition in 1998.

Other properties in the Region (Bally's New Orleans, Bally's Robinsonville and the Flamingo-Kansas City) reported $12 million in EBITDA for the fourth quarter of 1998 up from a loss of $1 million in the fourth quarter of 1997. Full year 1998 performance increased to $39 million from $20 million in 1997. Improved results in both the quarter and the year were driven by capturing additional market share.

INTERNATIONAL

On a combined basis, the Conrad properties in Uruguay and Australia were approximately flat in the fourth quarter at $10 million in EBITDA. For the full year, these properties reported an EBITDA increase of 34 percent to $47 million. The increase was generated by our casino in Punta del Este, Uruguay, which had its first year of operations with a full complement of hotel rooms and amenities in 1998.

Looking forward to 1999, construction of Paris-Las Vegas remains on time and on budget and is scheduled to open in September 1999. Located at the four corners of the Las Vegas Strip and adjacent to Bally's, Paris will contain 2,916 guest rooms, an 85,000 sq. ft. casino and more than 140,000 sq. ft. of meeting space. Its signature feature is a 50-story replica of the famed Eiffel Tower with an observation deck and a world-class restaurant with fantastic views of the Strip.

"We are optimistic about 1999 given what we believe will be strong relative performance in our key markets driven by the location of our properties, our marketing strategy, the 1,200 new rooms to be added in Mississippi and the opening of Paris," said Arthur Goldberg.

Park Place is the world's largest gaming company, as measured by casino square footage and revenues, and is the only casino gaming company with a leading presence in Nevada, New Jersey and Mississippi-the three largest gaming markets in the United States. In 1999, the Company will own or have an interest in 17 gaming properties located throughout the United States and in Australia and Uruguay, with a total of 1.4 million square feet of gaming space and approximately 23,000 hotel rooms.

NOTE: THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF FEDERAL SECURITIES LAW, INCLUDING STATEMENTS CONCERNING BUSINESS STRATEGIES AND THEIR INTENDED RESULTS, AND SIMILAR STATEMENTS CONCERNING ANTICIPATED FUTURE EVENTS AND EXPECTATIONS THAT ARE NOT HISTORICAL FACTS. THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE EFFECTS OF ECONOMIC CONDITIONS; SUPPLY AND DEMAND CHANGES FOR HOTEL ROOMS; COMPETITIVE CONDITIONS IN THE GAMING INDUSTRY, RELATIONSHIPS WITH CLIENTS AND PROPERTY OWNERS; THE IMPACT OF GOVERNMENT REGULATIONS; AND THE AVAILABILITY OF CAPITAL TO FINANCE GROWTH, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS HEREIN.

                                     ###

                              PARK PLACE ENTERTAINMENT
                         PRO FORMA SUMMARY INCOME STATEMENT
                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                        Three Months Ended       Year to Date Ended
                                           December 31,             December 31,

                                         1998        1997         1998       1997
                                         ----        ----        ------     ------
Net Revenue                              $ 712         $685      $2,900     $2,682

Operating costs and expenses               563          537       2,184      2,020
Depreciation and amortization               72           73         284        261
Other non-recurring expenses(a)             16          102          16        102
                                         -----       ------      ------     ------

Operating profit (loss) before
  corporate expense                         61          (27)        416        299

Corporate expense                           10            7          33         37
                                         -----       ------      ------     ------
Operating income (loss)                     51          (34)        383        262

Net interest expense                        30           30         119        106
                                         -----       ------      ------     ------
Income (loss) before taxes and
  minority interest                         21          (64)        264        156

Income tax provision (benefit)              14          (21)        122         70
Minority interest, net                       1            1           3          4
                                         -----       ------      ------     ------
Net income (loss)                        $   6        $ (44)     $  139     $   82
                                         -----       ------      ------     ------
                                         -----       ------      ------     ------
Pro forma net income per share
Basic                                    $0.02       $(0.14)     $ 0.46     $ 0.27
Diluted                                  $0.02       $(0.14)     $ 0.45     $ 0.26

Pro forma net income per share,
before non-recurring expenses
Basic                                    $0.05       $0.07       $ 0.49     $ 0.48
Diluted                                  $0.05       $0.07       $ 0.49     $ 0.48

Pro forma weighted average share
 outstanding
Basic                                      303         307          303        307
Diluted                                    305         310          306        310


(1) Other non-recurring expenses includes charges associated with write downs of riverboat assets, including the Flamingo Kansas City property in 1997

                            PARK PLACE ENTERTAINMENT
                              PRO FORMA EBITDA (1)
                             (DOLLARS IN MILLIONS)

                                                                                    THREE MONTHS ENDED    YEAR TO DATE ENDED
                                                                                       DECEMBER 31,          DECEMBER 31,
                                                                                   --------------------  --------------------
                                                                                     1998       1997       1998       1997
                                                                                   ---------   ---------  ---------  ---------
WESTERN REGION
  Flamingo Las Vegas                                                               $      29   $     28   $    106    $   109
  Bally's Las Vegas                                                                       17         24         84         93
  Las Vegas Hilton                                                                         9         10         58         45
  Other                                                                                    9          9         50         53
                                                                                    --------   --------   --------   --------
                                                                                          64         71        298        300

EASTERN REGION
  Bally's Park Place                                                                      27         31        157        155
  Atlantic City Hilton                                                                     6          5         37         29
                                                                                    --------   --------   --------   --------
                                                                                          33         36        194        184

MID-SOUTH REGION
  Grand Biloxi                                                                            17         13         78         60
  Grand Tunica                                                                            11         10         46         39
  Grand Gulfport                                                                           9          7         39         35
  Other                                                                                   12         (1)        39         20
  Regional Overhead                                                                       (7)        (5)       (25)       (17)
                                                                                    --------   --------   --------   --------
                                                                                          42         24        177        137

INTERNATIONAL
  Uruguay and Australia                                                                   10         11         47         35

CORPORATE                                                                                (10)        (7)       (33)       (37)
                                                                                    --------   --------   --------   --------
TOTAL                                                                               $    139   $    135   $    683   $    619
                                                                                    --------   --------   --------   --------
                                                                                    --------   --------   --------   --------

(1) EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash items.

                           PARK PLACE ENTERTAINMENTS
                            STATISTICAL HIGHLIGHTS



                                                               Three Months Ended        Year to Date Ended
                                                                  December 31,              December 31,

                                                               1998         1997         1998         1997
                                                             --------     --------     --------     --------

WESTERN REGION
  Table Hold Percentage (excluding Baccarat)                    15%          15%          17%          17%
  Baccarat Hold Percentage                                      34%          29%          33%          24%
  Average Daily Rage                                          $ 78         $ 79         $ 75         $ 77
  Occupancy Percentage                                          86%          83%          88%          86%

EASTERN REGION
  Table Hold Percentage                                         15%          15%          15%          15%
  Average Daily Rate                                          $ 81         $ 85         $ 84         $ 90
  Occupancy Percentage                                          94%          87%          94%          91%

MID-SOUTH REGION
  Table Hold Percentage                                         16%          18%          16%          17%
  Average Daily Rate                                          $ 81         $ 63         $ 70         $ 66
  Occupancy Percentage                                          84%          84%          89%          88%

INTERNATIONAL
  Table Hold Percentage                                         18%          16%          17%          19%
  Average Daily Rate                                          $102         $ 92         $104         $ 99
  Occupancy Percentage                                          65%          69%          62%          70%
